UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2007

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 20, 2007, Perceptron, Inc. (the “Company”) and Comerica Bank, entered into the Eighth Amendment to the Credit Agreement (as amended, the “Credit Agreement”). The Credit Agreement was entered into on October 24, 2002, and was amended by the following: (i) First Amendment dated as of May 20, 2003; (ii) Second Amendment dated as of November 10, 2003; (iii) Third Amendment dated as of August 23, 2004; (iv) Fourth Amendment dated as of December 29, 2004; (v) Fifth Amendment dated as of October 19, 2005; (vi) Sixth Amendment dated as of November 6, 2006; (vii) Seventh Amendment dated as of November 20, 2006; and (viii) Eighth Amendment dated as of December 20, 2007.

The Eighth Amendment extends the maturity date until November 1, 2009, reduces the applicable fee percentage related to the unused portion of the revolving commitment fee to .0075% from .013%, sets a fixed applicable margin for Prime-based Advances and Eurodollar-based Advances, reduces the amount of available credit at any one time from $7.5 million to $6.0 million and replaces the Revolving Credit Note. All other material terms of the Credit Agreement remain in full force and effect, without waiver or modification. The foregoing is qualified in its entirety by reference to the Eighth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

Exhibit No.	Description
10.1	Eighth Amendment to Credit Agreement, dated June 24, 2002 between Perceptron, Inc. and Comerica Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC. Registrant)

Date: December 21, 2007	/s/ David W. Geiss By: David W. Geiss Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Eighth Amendment to Credit Agreement, dated June 24, 2002 between Perceptron, Inc. and Comerica Bank